THIS LETTER OF TRANSMITTAL IS FOR USE ONLY IN CONJUNCTION WITH THE PLAN OF ARRANGEMENT INVOLVING TRANSGLOBE ENERGY CORPORATION, VAALCO ENERGY, INC., VAALCO ENERGY CANADA ULC, THE TRANSGLOBE SHAREHOLDERS AND OTHER SECURITYHOLDERS OF TRANSGLOBE ENERGY CORPORATION.

IN ORDER TO BE EFFECTIVE, THIS LETTER OF TRANSMITTAL MUST BE VALIDLY COMPLETED, DULY EXECUTED AND RETURNED TO THE DEPOSITARY, COMPUTERSHARE INVESTOR SERVICES INC. IT IS IMPORTANT THAT YOU VALIDLY COMPLETE, DULY EXECUTE AND RETURN THIS LETTER OF TRANSMITTAL ON A TIMELY BASIS IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN.

LETTER OF TRANSMITTAL

FOR USE BY REGISTERED HOLDERS OF COMMON SHARES OF TRANSGLOBE ENERGY CORPORATION.

Please read the "Instructions" set out below carefully before completing this letter of transmittal.

TO:	TRANSGLOBE ENERGY CORPORATION ("TRANSGLOBE" OR THE "CORPORATION") VAALCO ENERGY, INC. ("VAALCO")

VAALCO ENERGY CANADA ULC ("ACQUIRECO")
COMPUTERSHARE INVESTOR SERVICES INC. (THE "DEPOSITARY")

This letter of transmittal (the "Letter of Transmittal") is for use by registered holders ("TransGlobe Shareholders") of common shares of TransGlobe ("TransGlobe Common Shares") in connection with the proposed plan of arrangement (the "Arrangement") involving TransGlobe, VAALCO, AcquireCo, the TransGlobe Shareholders and other securityholders of TransGlobe pursuant to an arrangement agreement between TransGlobe, AcquireCo and VAALCO dated July 13, 2022 (the "Arrangement Agreement"), which is being submitted for approval at a special meeting (the "Meeting") of TransGlobe Shareholders to be held on September 29, 2022 or any adjournment or postponement thereof. Capitalized terms used but not defined in this Letter of Transmittal have the meanings ascribed to them in the Information Circular (as defined below).

This Letter of Transmittal is not to be used by non-registered holders of TransGlobe Common Shares. Non-registered holders of TransGlobe Common Shares should contact their nominee (i.e. broker, trust company, bank or other registered holder) which holds their TransGlobe Common Shares on their behalf to arrange for the exchange. TransGlobe Shareholders who hold their interest ("Depositary Interests") in TransGlobe Common Shares through the depositary, Computershare Investor Services plc (the "AIM Depositary"), do not need to take any action.

The Arrangement provides that, upon its completion, each TransGlobe Common Share held by a TransGlobe Shareholder (other than a TransGlobe Dissenting Shareholder) will be deemed to be transferred and assigned to AcquireCo in exchange for 0.6727 of a share of common stock in the authorized share capital of VAALCO ("VAALCO Share"), subject to adjustment (if any) pursuant to the Arrangement Agreement (the "Consideration"). No fractional VAALCO Shares shall be issued under the Arrangement.  In the event that the aggregate number of VAALCO Shares to be issued to a registered TransGlobe Shareholder as Consideration under the Arrangement will result in a fraction of a VAALCO Share being issuable, the number of VAALCO Shares to be received by such TransGlobe Shareholder shall be rounded down to the nearest whole VAALCO Share. In lieu of any such fractional VAALCO Share, each registered TransGlobe Shareholder otherwise entitled to a fractional interest in a VAALCO Share will be entitled to receive a cash payment equal to an amount representing such TransGlobe Shareholder's proportionate interest in the net proceeds from the sale by the Depositary on behalf of all such TransGlobe Shareholders of the VAALCO Excess Shares in accordance with Section 3.2 of the Plan of Arrangement.  Completion of the Arrangement is subject to, among other things, Court approval, approval by the VAALCO stockholders, regulatory approvals (if any) and the approval of TransGlobe Shareholders at the Meeting.

TransGlobe Shareholders are strongly urged to read the management information circular (the "Information Circular") of TransGlobe dated August 29, 2022 which accompanies this Letter of Transmittal and describes, among other things, the Arrangement.

In order for TransGlobe Shareholders to receive the Consideration to which they are entitled pursuant to the Arrangement, TransGlobe Shareholders are required to deposit the certificate(s) or direct registration statement ("DRS") advice(s) (if any) representing TransGlobe Common Shares held by them along with this Letter of Transmittal, validly completed and duly executed, and all other documents required by the terms of the Arrangement and this Letter of Transmittal, with the Depositary at the addresses specified on the back page of this Letter of Transmittal. Registered holders of TransGlobe Common Shares who do not deposit a validly completed and duly executed Letter of Transmittal, together with the certificate(s) or DRS Advice(s) representing their TransGlobe Common Shares and the other relevant documents, will not receive the Consideration to which they are otherwise entitled pursuant to the Arrangement until deposit of such materials is made. If such deposit is not made on or prior to the last Business Day (as defined in the Plan of Arrangement) prior to the third anniversary of the Effective Date (the "Final Proscription Date"), the right of such TransGlobe Shareholders to receive such Consideration pursuant to the Arrangement will terminate and be deemed to be surrendered and forfeited to VAALCO for no consideration and the TransGlobe Common Shares held by such former TransGlobe Shareholders shall cease to represent a right or claim of any kind or nature. See "The Arrangement – General Details of the Arrangement" and "The Arrangement – Procedure for Exchange of TransGlobe Common Shares" in the Information Circular.

Whether or not TransGlobe Shareholders deposit the certificate(s) or DRS advice(s) representing TransGlobe Common Shares held by them, at the Effective Time, TransGlobe Shareholders will cease to be shareholders of TransGlobe and will only be entitled to receive the Consideration to which they are entitled under the Arrangement. In the case of TransGlobe Common Shares held by TransGlobe Shareholders who duly exercise their TransGlobe Dissent Rights in accordance with the Plan of Arrangement, such TransGlobe Common Shares will be deemed to have been transferred by such TransGlobe Dissenting Shareholder to AcquireCo (free and clear of all liens) in consideration for the right to be paid the fair value of their TransGlobe Common Shares by VAALCO in accordance with the Plan of Arrangement. See "The Arrangement – Rights of Dissent" in the Information Circular.

Please note that delivery of this Letter of Transmittal does not constitute a vote in favor of the Arrangement. To exercise your right to vote at the Meeting, you must complete and return the form of proxy or voting instruction form that accompanied the Information Circular to Odyssey Trust Company (as detailed in the Information Circular) not later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of Alberta) prior to the commencement of the Meeting or any adjournment(s) or postponement(s) thereof. See "General Proxy Matters" in the Information Circular.

Please complete each of the steps set out below. Please carefully read the Instructions set out below before completing this Letter of Transmittal.

DEPOSIT OF TRANSGLOBE COMMON SHARES

The undersigned TransGlobe Shareholder delivers to the Depositary the enclosed certificate(s) or DRS advice(s) representing the TransGlobe Common Shares to be exchanged for the Consideration pursuant to and in accordance with the Arrangement, details of which are as follows:

DESCRIPTION OF CERTIFICATES DEPOSITED
Certificate Number(s) or DRS Advice Account Number(s), if applicable	Name in which TransGlobe Common Shares are Registered (please fill in exactly as name appear(s) on certificate(s) or DRS advice(s))	Number of TransGlobe Common Shares Deposited

TOTAL:

(If space is not sufficient, please attach a list in the above form.)

□	Some or all of my certificates representing TransGlobe Common Shares have been lost, stolen or destroyed. (Check box if applicable and refer to Instruction 7)

By completing this Letter of Transmittal, the undersigned hereby represents, warrants, acknowledges, covenants and agrees to and with VAALCO, AcquireCo, TransGlobe and the Depositary as follows:

1.

represents and warrants that the undersigned is the legal and registered owner of the above listed TransGlobe Common Shares and has not sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the above listed TransGlobe Common Shares, or any interest therein, to any other person; has good title thereto, free and clear of all liens, charges, encumbrances, claims and equities and, together with all rights and benefits, and has full power and authority to execute and deliver this Letter of Transmittal and to deposit, sell, assign, transfer and deliver such TransGlobe Common Shares (including any certificates representing same);

2.

represents and warrants that the delivery and surrender of the undersigned's above listed TransGlobe Common Shares complies with applicable laws, and if the undersigned is a corporation, complies with its constating documents, and that the information provided herein by the TransGlobe Shareholder is true, accurate and complete as of the date hereof;

3.	represents and warrants that the undersigned has not filed a notice exercising TransGlobe Dissent Rights;
4.	acknowledges receipt of the Information Circular;
5.	acknowledges that the covenants, representations and warranties of the undersigned contained herein shall survive the completion of the Arrangement;
6.	represents and warrants that it is resident in the jurisdiction set out in "Address of TransGlobe Shareholder" on page 6 of this Letter of Transmittal;
7.

unless the undersigned shall have revoked this Letter of Transmittal by notice in writing given to the Depositary prior to the Effective Date, the undersigned will not, prior to such time, transfer or permit to be transferred any of its above listed TransGlobe Common Shares;

8.

acknowledges that if the Arrangement is approved at the Meeting, including any adjournment or postponement thereof, unless the Arrangement is not subsequently completed, the deposit of the TransGlobe Common Shares pursuant to this Letter of Transmittal is irrevocable and from and after the Effective Date, each certificate which immediately prior to the Effective Date represented TransGlobe Common Shares shall be deemed at all times to represent only the right to receive in exchange therefor the Consideration to which the undersigned is entitled in accordance with the Arrangement;

9.

directs the Depositary to issue, or cause to be issued, the Consideration to which the undersigned is entitled on completion of the Arrangement in the name indicated on page 6 or as set forth in Box A of page 7 of this Letter of Transmittal, as applicable, and to send such Consideration to the address, or hold the same for pickup, as indicated on page 6 or in Box B or Box C, as applicable, of page 7 of this Letter of Transmittal;

10.

covenants and agrees to execute, upon request, any additional documents, transfers and other assurances as may be necessary or desirable to complete the exchange of TransGlobe Common Shares for the Consideration pursuant to the terms of the Plan of Arrangement;

11.

acknowledges that all authority conferred or agreed to be conferred by the undersigned herein may be exercised during any subsequent legal incapacity of the undersigned and shall survive the death, incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned;

12.

by virtue of execution of this Letter of Transmittal, shall be deemed to have agreed that all questions as to the validity, form, eligibility (including timely receipt) and acceptance of any TransGlobe Common Shares deposited pursuant to the Arrangement and the waiver of any defect or irregularity in the deposit of any TransGlobe Common Shares will be determined by VAALCO in its sole discretion, and that any such determination shall be final and binding and acknowledges there shall be no duty or obligation on VAALCO, AcquireCo, TransGlobe, the Depositary or any other person to give notice of any defect or irregularity and no liability shall be incurred by any of them for failure to give such notice;

13.

acknowledges that VAALCO, AcquireCo or TransGlobe may be required to disclose certain personal information in respect of the undersigned and consents to disclosure of personal information in respect of the undersigned to securities regulatory authorities, applicable tax authorities, the Depositary and any parties to the Arrangement (including their respective legal counsel);

14.

acknowledges that each of VAALCO, AcquireCo, TransGlobe, any of their affiliates and the Depositary, as applicable, shall be entitled to deduct and withhold, or direct any other Person to deduct and withhold on their behalf, from any consideration otherwise payable, issuable or otherwise deliverable to any Person under the Plan of Arrangement or the Arrangement Agreement such amounts as VAALCO, AcquireCo, TransGlobe or the Depositary, as applicable, determines, acting reasonably, are required or believed to be required to be deducted and withheld with respect to such payment under the Tax Act, the United States Internal Revenue Code of 1986 or any provision of any other Law. To the extent that amounts are so deducted or withheld, such amounts shall be treated for all purposes as having been paid to the Person in respect of which such deduction or withholding was made;

15.

either (i) the TransGlobe Shareholder is not a U.S. Shareholder (as defined in Box D below) and has completed and returned to the Depositary with this Letter of Transmittal a properly completed and signed Internal Revenue Service ("IRS") Form W-8 (see Instruction 10) or (ii) the TransGlobe Shareholder is a U.S. Shareholder and has completed and returned to the Depositary with this Letter of Transmittal a properly completed and signed IRS Form W-9;

16.	the undersigned acknowledges that the above-listed certificate(s) or DRS Advice(s) are hereby surrendered in exchange for the Consideration;
17.

the cash portion of the Consideration, if any, will be denominated in U.S. dollars.  However, a TransGlobe Shareholder can instead elect to receive payment in Canadian dollars or British pound sterling, by checking the appropriate box in Box C in this Letter of Transmittal.  By electing to receive the cash portion of the Consideration, if applicable in Canadian dollars or British pound sterling, the undersigned acknowledges and agrees that (a) the exchange rate used will be the rate established by Depositary, in its capacity as foreign exchange service provider to TransGlobe, on the date the funds are converted, based on the prevailing market rate(s) available to the Depositary on such date; (b) all risks associated with the currency conversion from U.S. dollars to Canadian dollars or British pound sterling, including risks relating to change in rates, the timing of exchange or the selection of a rate for exchange, and all costs incurred with the currency conversion are for the TransGlobe Shareholder’s sole account and will be at such TransGlobe Shareholder’s sole risk and expense, and neither TransGlobe, VAALCO, AcquireCo nor the Depositary or their respective affiliates and successors are responsible for any such matters; (c) the risk of any fluctuation in such rate will be borne by the undersigned; (d) the Depositary may earn a commercially reasonable spread between its exchange rate and the rate used by any counterparty from which it purchases the elected currency; and (e) failure to make an election by the Effective Date will result in the Consideration being paid in U.S. dollars;

18.

acknowledges that the delivery of the TransGlobe Common Shares shall be effected, and the risk of loss of such TransGlobe Common Shares shall pass, only upon proper receipt thereof by the Depositary; and

19.

by virtue of the execution of this Letter of Transmittal, shall be deemed to have agreed with TransGlobe, VAALCO, AcquireCo and the Depositary that any contract contemplated by the Arrangement and this Letter of Transmittal, as well as any documents relating thereto be drawn up exclusively in the English language. En signant la presente lettre de transmission, le soussigne est repute avoir convenu avec TransGlobe, VAALCO, AcquireCo et le depositaire que tous les contrats decoulant de l'offre et de la presente lettre de transmission et tous les documents afferents soient rediges exclusivement en Anglais.

If the Arrangement is not completed, the undersigned directs the Depositary to return the enclosed certificate(s) or DRS advice(s) (if applicable) representing TransGlobe Common Shares to the address specified in accordance with the instructions in the preceding sentence.

Except for any proxy deposited with respect to the vote on the Arrangement Resolution in connection with the Meeting, the undersigned hereby revokes any and all authority, other than as granted in this Letter of Transmittal, whether as agent, attorney-in-fact, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the above listed TransGlobe Common Shares and no subsequent authority, whether as agent, attorney-in-fact, proxy or otherwise will be granted with respect to such TransGlobe Common Shares.

The undersigned surrenders to AcquireCo, effective at the Effective Time, all right, title and interest in and to the above listed TransGlobe Common Shares and irrevocably appoints and constitutes an officer of VAALCO or any other person designated by VAALCO in writing as lawful attorney of the undersigned, with the full power of substitution to deliver the above listed TransGlobe Common Shares pursuant to the Arrangement and to effect the transfer of such TransGlobe Common Shares to AcquireCo, on the books of TransGlobe.

It is understood that the undersigned will not receive payment in respect of the above listed TransGlobe Common Shares until the certificate(s) representing such TransGlobe Common Shares, if applicable, owned by the undersigned are received by the Depositary at the address set forth below, together with such additional documents as the Depositary may reasonably require, and until the same are processed for payment by the Depositary. It is further understood that no interest will accrue on the cash portion of the Consideration, if any, payable in respect of such TransGlobe Common Shares in connection with the Arrangement regardless of any delay in making such payment. The undersigned further represents and warrants that the payment of the Consideration in respect of the above listed TransGlobe Common Shares will completely discharge any obligations of TransGlobe, VAALCO and the Depositary with respect to the matters contemplated by this Letter of Transmittal.

This Letter of Transmittal will be construed in accordance with and governed by the laws of the Province of Alberta and the federal laws of Canada applicable therein. The undersigned hereby unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Alberta and the courts of appeal therefrom.

[Remainder of Page Intentionally Left Blank]

Signature guaranteed by (if required under Instructions 2, 3 and 4):	Dated:___________________________________

Authorized Signature

Signature of TransGlobe Shareholder (see Instructions 3 and 5)

(Note: If you are a U.S. person, please complete Form W-9, which is provided below Box D of this Letter of Transmittal. If you are not a U.S. person, please complete the applicable Form W-8 per Instruction

10.)

Name of Guarantor (please print or type)	Address of TransGlobe Shareholder

Address of Guarantor (please print or type)	Daytime Telephone Number of TransGlobe Shareholder

Fax Number of TransGlobe Shareholder

Social Insurance Number or U.S. Resident Taxpayer Identification Number (must be provided)

Name of TransGlobe Shareholder (please print or type)

Name of Authorized Representative, if applicable (please print or type)

BOX A REGISTRATION INSTRUCTIONS (See section 2 of the Instructions) ☐ CHECK BOX IF SAME AS EXISTING REGISTRATION (DEFAULT) Register the VAALCO Shares to:

BOX B

SPECIAL DELIVERY INSTRUCTIONS

(See section 2 of the Instructions)

The Consideration will be issued and mailed to your existing registration unless otherwise stated.  If you would like your Consideration dispatched to a different address, please complete this BOX B.

Register the VAALCO Shares to:

Name:		Name:
(please print)
Address:		Address:

(include postal or zip code)		(include postal or zip code)

BOX C

□Check here if the Consideration is to be held for pick-up at the office of the Depositary at which this Letter of Transmittal is deposited.

I wish to receive payment of the cash portion of the Consideration, if any, in

□Canadian dollars; or

□British pound sterling

based upon the terms set forth in Section 16 on page 4 of this Letter of Transmittal. A TransGlobe Shareholder who does not check the applicable box will receive payment of the cash portion of the Consideration, if any, in U.S. dollars. This election is only valid if this Letter of Transmittal is received by the Depositary prior to the Effective Date.

BOX D TO BE COMPLETED BY ALL TRANSGLOBE SHAREHOLDERS (See Instruction 10)

Indicate whether you are a U.S. Shareholder or are acting on behalf of a U.S. Shareholder.

□The TransGlobe Shareholder signing on page 6 represents that it IS NOT a U.S. Shareholder and is not acting on behalf of a U.S. Shareholder.

OR

□The TransGlobe Shareholder signing on page 6 IS a U.S. Shareholder or is acting on behalf of a U.S. Shareholder.

A "U.S. Shareholder" is any shareholder that is a U.S. person for United States federal income tax purposes, as defined on page 8.

If you are a U.S. Shareholder or are acting on behalf of a U.S. Shareholder, then in order to avoid backup withholding you must complete the Form W-9 included below or otherwise provide certification that you are exempt from backup withholding, as provided in the instructions.

FORM W-9 TO BE COMPLETED BY U.S. PERSONS ONLY

This step must be completed by any TransGlobe Shareholder who is a U.S. person. You are a "U.S. person" if you are, for U.S. federal income tax purposes, a citizen (including a U.S. citizen resident in Canada) or a tax resident of the United States (including a U.S. resident alien), a partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if: (i) a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (ii) the trust was in existence on August 20, 1996 and has properly elected under applicable treasury regulations to be treated as a U.S. person. See Item 10 under the heading "Instructions" for further information. Failure to complete and return Form W-9 may subject you to applicable federal income tax withholding on any payments made to you.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank)
2 Business name/disregarded entity name, if different from above.
3 Check the appropriate box for federal tax classification; check only one of the following seven boxes:

Individual/sole ❑ C Corporation ❑ S Corporation ❑Partnership ❑ Trust/Estate

proprietor or single
member LLC

❑Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, Partnership)

►_____ Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.

❑Other ►_________________________________________

4 Exemptions (codes apply only to certain entities, not individuals):

Exempt payee code (if any)

______

Exemption from FATCA reporting code (if any)

______

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt or suite no.)	Requester's name and address (optional)
6 City, state and ZIP code
7 List account number(s) here (optional)
Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). For other entities, it is your employer identification number (EIN).

Social security number □ □ □ - □ □ - □ □ □ □ OR Employer identification number □ □ - □ □ □ □ □ □ □

Part II Certification
Under penalties of perjury, I certify that:
1 The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.  I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3. I am a U.S. citizen or other U.S. person; and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN.

Sign Here	Signature of U.S. person ►	Date ►

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE "APPLIED FOR" IN PART I OF FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number, all payments made to me before I provide a properly certified taxpayer identification number will be subject to the applicable percentage of backup withholding tax.

Signature:___________________________________________ Date:  ____________________________________

INSTRUCTIONS

1.	Use of Letter of Transmittal.
(a)

This Letter of Transmittal (or a manually executed facsimile copy or portable document form hereof) validly completed and duly executed as required by the instructions set forth below, together with accompanying certificates representing the TransGlobe Common Shares, if any, and all other documents required by the terms of the Arrangement and this Letter of Transmittal, must be received by the Depositary at one of its offices specified on the back page of this document.

(b)

The method used to deliver this Letter of Transmittal and any accompanying certificates representing TransGlobe Common Shares, if any, and all other required documents is at the option and risk of the person depositing the same, and delivery will be deemed effective only when such documents are actually received by the Depositary. It is recommended that the necessary documentation be hand-delivered to the Depositary at one of its offices specified on the back page of this document, and a receipt obtained. However, if such documents are mailed, it is recommended that registered mail be used, a return receipt requested and that proper insurance be obtained. TransGlobe Shareholders whose TransGlobe Common Shares are registered in the name of a nominee should contact their stockbroker, investment dealer, bank, trust company or other nominee for assistance in depositing those TransGlobe Common Shares. TransGlobe Shareholders who hold Depositary Interests do not need to take any action as the AIM Depositary will complete this Letter of Transmittal.

2.

Registration and Delivery Instructions. The box entitled "Registration Instructions" must be completed by all TransGlobe Shareholders. In the event that the boxes entitled "Registration Instructions" and "Special Delivery Instructions", as applicable, are not completed by a holder of TransGlobe Common Shares, the DRS Statement(s) representing the VAALCO Shares to be registered to such holder shall be registered in the name of such holder as such name appears on the register of holders of TransGlobe Common Shares and shall be delivered to the address otherwise indicated by the holder, or where no such address is indicated, to the holder's latest address appearing on the register of holders of TransGlobe Common Shares. See also section 4 "Guarantee of Signatures" below.

3.

Signatures. This Letter of Transmittal must be validly completed and duly signed by the registered holder of TransGlobe Common Shares (or by such holder's duly authorized representative in accordance with Instruction 5 below).

(a)

If this Letter of Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed.

(b)	If such transmitted certificate(s) are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.
(c)	If TransGlobe Common Shares are registered in different forms (e.g., "John Doe" and "J. Doe"), a separate Letter of Transmittal should be signed for each different registration.
(d)

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the TransGlobe Common Shares or if the Consideration is to be issued to a person other than the registered holder(s) or is to be sent to an address other than the address of the registered TransGlobe Shareholder(s) as shown on the register of TransGlobe Common Shares maintained by TransGlobe's transfer agent:

(i)

such deposited certificate(s) representing TransGlobe Common Shares must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

(ii)

the signature(s) on such endorsement or power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 4 below.

4.

Guarantee of Signatures. If this Letter of Transmittal is executed by a person other than the registered owner(s) of the TransGlobe Common Shares, or if the Consideration is to be issued to a Person other than the registered TransGlobe Shareholder(s) or is to be sent to an address other than the address of the registered TransGlobe Shareholder(s) as shown on the register of TransGlobe Common Shares maintained by TransGlobe's transfer agent, such signature must be guaranteed by an Eligible Institution (as defined below), or in some other manner satisfactory to the Depositary.

An "Eligible Institution" means a Canadian schedule 1 chartered bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks or trust companies in the United States.

5.

Fiduciaries, Representatives and Authorizations. Where this Letter of Transmittal or any certificate or share transfer or power of attorney is executed by a person as an executor, administrator, trustee, guardian, attorney-in-fact or agent or on behalf of a corporation, partnership or association or is executed by any other person acting in a fiduciary or representative capacity, this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. TransGlobe, VAALCO, AcquireCo or the Depositary, at its discretion, may require additional evidence of authority or additional documentation.

6.	Miscellaneous.
(a)

If the space on this Letter of Transmittal is insufficient to list all certificates representing TransGlobe Common Shares, additional certificate numbers, the name in which such TransGlobe Common Shares are registered and the number of TransGlobe Common Shares deposited may be included on a separate signed list affixed to this Letter of Transmittal.

(b)

No alternative, conditional or contingent deposits will be accepted. All depositing TransGlobe Shareholders by execution of this Letter of Transmittal (or a copy thereof) waive any right to receive any notice by the Depositary.

(c)

The holder of the TransGlobe Common Shares covered by this Letter of Transmittal hereby unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Alberta and the courts of appeal therefrom.

(d)	Additional copies of the Letter of Transmittal may be obtained on request and without charge from the Depositary at one of its offices at the addresses listed on the back page of this document.
(e)

All cash payments, if any, will be made in U.S. dollars, unless the TransGlobe Shareholder depositing TransGlobe Common Shares with the Depositary elects to receive payment in Canadian dollars or British pound sterling by checking the appropriate box in Box C in this Letter of Transmittal. The exchange rate used will be the rate established by the Depositary, in its capacity as foreign exchange service provider to TransGlobe on the date the funds are converted, based on the prevailing market rate(s) available to the Depositary on such date. All risks associated with the currency conversion from U.S. dollars to Canadian dollars or British pound sterling, including risks relating to change in rates, the timing of exchange or the selection of a rate for exchange, and all costs incurred with the currency conversion are for the TransGlobe Shareholder's sole account and will be at such TransGlobe Shareholder's sole risk and expense, and neither TransGlobe, VAALCO nor the Depositary or their respective affiliates and successors are responsible for any such matters. The risk of any fluctuation in such rate will be borne by the TransGlobe Shareholder.  The Depositary may earn a commercially reasonable spread between its exchange rate and the rate used by any counterparty from which it purchases the elected currency.  Failure to make an election by the Effective Date will result in the Consideration being paid in U.S. dollars.

(f)

No alternative, conditional or contingent deposits will be accepted. All TransGlobe Shareholders by execution of this Letter of Transmittal waive any right to receive any notice of acceptance of TransGlobe Common Shares for payment.

(g)

VAALCO and AcquireCo reserve the right, if they so elect, in their absolute discretion, to instruct the Depositary to waive any defect or irregularity contained in any Letter of Transmittal received by it.

7.

Lost, Stolen or Destroyed Certificates. In the event any certificate which immediately prior to the Effective Time represented TransGlobe Common Shares (excluding shares held by VAALCO, AcquireCo or any of their respective affiliates or by TransGlobe Dissenting Shareholders) is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, theft or destruction to the Depositary and the Depositary will issue in exchange for such lost, stolen or destroyed certificate, the Consideration deliverable in accordance with such Person’s duly completed and executed Letter of Transmittal. When authorizing such Consideration in exchange for any lost, stolen or destroyed certificate, the Person to whom such Consideration is to be delivered shall as a condition precedent to the delivery of such Consideration, give a bond satisfactory to VAALCO, TransGlobe and the Depositary (acting reasonably) in such sum as VAALCO may direct, and indemnify VAALCO, AcquireCo, TransGlobe and the Depositary in a manner satisfactory to VAALCO, TransGlobe and the Depositary, each acting reasonably, against any claim that may be made against VAALCO, AcquireCo, TransGlobe and the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed. If a certificate representing TransGlobe Common Shares has been lost, stolen or destroyed, please ensure that you provide your telephone number to the Depositary so that they may contact you.

8.	Fractional Shares.
(a)

In no event shall any TransGlobe Shareholder be entitled to a fractional VAALCO Share. Where the aggregate number of VAALCO Shares to be issued to a TransGlobe Shareholder as consideration under the Arrangement would result in a fraction of a VAALCO Share being issuable, the number of VAALCO Shares to be received by such TransGlobe Shareholder shall be rounded down to the nearest whole VAALCO Share. In lieu of any such fractional VAALCO Share, each TransGlobe Shareholder otherwise entitled to a fractional interest in a VAALCO Share will be entitled to receive a cash payment equal to an amount representing such TransGlobe Shareholder’s proportionate interest in the net proceeds from the sale by the Depositary on behalf of all such TransGlobe Shareholders of the VAALCO Excess Shares.

(b)

As promptly as practicable following the Effective Time, the Depositary shall determine the excess of: (i) the number of VAALCO Shares issued and delivered to the Depositary pursuant to Article 5 of the Plan of Arrangement representing the Consideration Shares over (ii) the aggregate number of whole Consideration Shares to be issued to TransGlobe Shareholders pursuant to Section 3.1(f) of the Plan of Arrangement. Following the Effective Time, the Depositary shall, on behalf of the former TransGlobe Shareholders, sell the VAALCO Excess Shares at the then prevailing prices on the NYSE. The sale of the VAALCO Excess Shares by the Depositary shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent applicable. The Depositary shall use its commercially reasonable efforts to complete the sale of the VAALCO Excess Shares as promptly following the Effective Time as is practicable, consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to former registered TransGlobe Shareholders, the Depositary shall hold such proceeds in trust for such former TransGlobe Shareholders (the "VAALCO Share Trust"). The amount of all commissions, transfer taxes and other out-of-pocket transaction costs, including expenses and compensation of the Depositary incurred in connection with such sale of VAALCO Excess Shares shall be paid by VAALCO. The Depositary shall determine the portion of the VAALCO Share Trust to which each former registered TransGlobe Shareholder is entitled, if any, by multiplying the amount of the aggregate net proceeds composing the VAALCO Share Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former TransGlobe Shareholder is entitled (after taking into account all TransGlobe Shares held as of immediately prior to the Effective Time by such former TransGlobe Shareholder) and the denominator of which is the aggregate amount of fractional VAALCO Shares to which all former registered TransGlobe Shareholders are entitled.

9.

Cessation of Rights. To the extent that a former TransGlobe Shareholder has not complied with the provisions of the Plan of Arrangement in respect of certificates and payments and/or lost certificates, on or before the Final Proscription Date, then the Consideration that such former TransGlobe Shareholder was entitled to receive will be automatically cancelled without any repayment of capital in respect thereof and the Consideration to which such former TransGlobe Shareholder was entitled, will be delivered to VAALCO by the Depositary and the VAALCO Shares forming part of the Consideration will be deemed to be cancelled, and the interest of the former TransGlobe Shareholder in such VAALCO Shares (including any dividend or other distributions) to which such TransGlobe Shareholder was entitled will be terminated as of such Final Proscription Date, and the certificates formerly representing TransGlobe Common Shares will cease to represent a right or claim of any kind or nature as of such Final Proscription Date. Any payment made by way of cheque by the Depositary pursuant to the Plan of Arrangement that has not been deposited or has been returned to the Depositary or that otherwise remains unclaimed, in each case, on or before the Final Proscription Date will cease to represent a right or claim of any kind or nature and the right of any TransGlobe Shareholder to receive the Consideration pursuant to the Plan of Arrangement will terminate and be deemed to be surrendered and forfeited to VAALCO.

10.

U.S. Shareholders and Form W-9. The following does not constitute a summary of the U.S. federal tax consequences of the Arrangement. TransGlobe Shareholders should consult their own tax advisors regarding the U.S. federal tax consequences of the Arrangement.

U.S. federal income tax law generally requires that a U.S. person who receives cash or other consideration in a taxable transaction in exchange for TransGlobe Common Shares provide the Depositary with its correct U.S. Taxpayer Identification Number ("TIN") or Employer Identification Number ("EIN") which, in the case of a holder of TransGlobe Common Shares who is an individual, is generally the individual's social security number. If the Depositary is not provided with the correct TIN or EIN or an adequate basis for an exemption, as the case may be, the holder may be subject to penalties imposed by the Internal Revenue Service ("IRS") and backup withholding in an amount equal to 24% of the gross proceeds of any payment received hereunder. If withholding results in an overpayment of taxes, a refund may be obtained by such U.S. person by filing the appropriate claim for a refund with the IRS, generally by filing a tax return.

To prevent backup withholding, each U.S. person must provide its correct TIN or EIN by completing the Form W-9 set out in this document (or otherwise available at https://www.irs.gov/pub/irs-pdf/fw9.pdf), which requires such holder to certify under penalties of perjury: (a) that the TIN provided is correct (or that such holder is awaiting a TIN); (b) that (i) the holder is exempt from backup withholding; (ii) the holder has not been notified by the IRS that the holder is subject to backup withholding as a result of a failure to report all interest or dividends; or (iii) the IRS has notified the holder that the holder is no longer subject to backup withholding; and (c) that the holder is a U.S. person (including a U.S. resident alien).

Certain U.S. persons are exempt from backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt holder must enter its correct TIN or EIN in Part 1 of the Form W-9, enter the correct code in the "Exempt payee code" blank on such form (see the Form W-9 instructions to determine the correct code number), and sign and date the form. The Form W-9 instructions can be found at http://www.irs.gov/pub/irs-pdf/fw9.pdf.

If TransGlobe Common Shares are held in more than one name or are not in the name of the actual owner, consult the Form W-9 instructions for information about which TIN to report.

A U.S. person that is an entity can typically obtain an EIN immediately by applying for one at www.irs.gov. See the Form W-9 instructions for more information. If a U.S. person does not have a TIN, such holder should apply for one online or: (a) consult his or her own U.S. tax advisor about applying for a TIN; (b) write "Applied For" in the space for the TIN in Part I of Form W-9; and (c) sign and date the Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set out in this document. In such case, the Depositary may withhold 24% of the gross proceeds of any payment made to such U.S. person prior to the time a properly certified TIN is provided to the Depositary, and if the Depositary is not provided with a TIN within sixty (60) days, such amounts will be paid over to the IRS.

If Form W-9 is not applicable to a TransGlobe Shareholder because such holder is not a U.S. person for United States federal income tax purposes, such holder will instead need to submit to the Depositary an appropriate and properly completed IRS Form W-8, Certificate of Foreign Status (together with appropriate attachments), signed under penalties of perjury, or otherwise establish an exemption. An appropriate IRS Form W-8 (W-8BEN, W-8BEN-E, W-8IMY W-8ECI or other form) may be obtained from the Depositary or at https://www.irs.gov/forms-instructions. If a TransGlobe Shareholder who is not a U.S. person for United States federal income tax purposes does not provide the appropriate IRS Form W-8, such person could be subject to backup withholding as discussed above.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowable as a refund or credit against a TransGlobe Shareholder’s U.S. federal income tax liability, if any, provided that such shareholder timely furnishes the requisite information to the IRS. Each TransGlobe Shareholder should consult his or her own tax advisors regarding application of backup withholding in his or her particular circumstances and the availability of, and procedure for obtaining, an exemption from backup withholding under current Treasury Regulations.

Offices of the Depositary

COMPUTERSHARE INVESTOR SERVICES INC.

By Ordinary Mail:

P.O. Box 7021
31 Adelaide St E
Toronto, Ontario M5C 3H2
Attention:  Corporate Actions

By Hand, Courier or Registered Mail:

100 University Avenue, 8th Floor
Toronto, Ontario M5J 2Y1
Attention: Corporate Actions

For Inquiries Only:

Toll Free:    1-800-564-6253

Outside North America: 1-514-982-7555
E-Mail:corporateactions@computershare.com

Any questions and requests for assistance may be directed by TransGlobe Shareholders to the Depositary at its telephone numbers and locations set out above.

The Depositary is committed to protecting your personal information. In the course of providing services to you and our corporate clients, we receive non-public personal information about you-from transactions we perform for you, forms you send us, other communications we have with you or your representatives, etc. This information could include your name, contact details (such as residential address, correspondence address, email address), social insurance number, survey responses, securities holdings and other financial information. We use this to administer your account, to better serve your and our clients’ needs and for other lawful purposes relating to our services. The Depositary may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides. Where we share your personal information with other companies to provide services to you, we ensure they have adequate safeguards to protect your personal information. We also ensure the protection of rights of data subjects under the General Data Protection Regulation, where applicable. We have prepared a Privacy Code to tell you more about our information practices, how your privacy is protected and how to contact our Chief Privacy Officer. It is available at our website, www.computershare.com, or by writing to us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. The Depositary will use the information you are providing in order to process your request and will treat your signature(s) as your consent to us so doing.